EQAT Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 04/30/2016
Registrant CIK :  0001605941
FILE NUMBER : 811-22959

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

       1290 FUNDS Dividends and Distributions

For the period ended April 30, 2016

Fund                                           Class           Income    Capital Gains             Other
1290 Convertible Securities Fund             A  0.1148          0.0000            0.0000
            I  0.1261          0.0000           0.0000
            R  0.1032          0.0000           0.0000

1290 GAMCO Small Mid Cap Value Fund            A  0.0010          0.2650            0.0000
            C  0.0260          0.2650           0.0000
            I  0.0260          0.2650           0.0000
            R  0.0000          0.2650           0.0000

1290 High Yield Bond Fund         A  0.3792          0.0000            0.0000
                      C  0.3901                  0.0000           0.0000
             I  0.3901                  0.0000           0.0000
                   R  0.3687                  0.0000           0.0000

1290 SmartBeta Equity Fund         A  0.1467          0.0000            0.0000
              C  0.1726           0.0000           0.0000
                   I  0.1726             0.0000           0.0000
              R  0.1209          0.0000           0.0000

1290 Unconstrained Bond Managers Fund          A  0.1006          0.0000            0.0000
            I  0.1108          0.0000           0.0000
            R  0.0907          0.0000           0.0000

1290 Global Equity Managers Fund             A  0.0093          0.0000            0.0000
            I  0.0209          0.0000           0.0000
            R  0.0000          0.0000           0.0000

1290 Multi-Alternative Strategies Fund         A  0.0686          0.0000            0.0000
            I  0.0803          0.0000           0.0000
            R  0.0569          0.0000           0.0000

1290 Doubleline Dynamic Allocation Fund        A  0.0000          0.0000            0.0000
            I  0.0000          0.0000           0.0000
            R  0.0000          0.0000           0.0000

1290 Global Talents Fund                       A  0.0000          0.0000            0.0000
            I  0.0000          0.0000           0.0000
            R  0.0000          0.0000           0.0000